CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 3 to Registration Statement File No. 333-195491 on Form S-1 of our reports dated March 18, 2016 relating to the financial statements of MONY Life Insurance Company of America for the year ended December 31, 2015, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 19, 2016